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                                                                       Exhibit 2


                                                                  EXECUTION COPY


                               EXCHANGE AGREEMENT

            EXCHANGE AGREEMENT (this "Agreement"), dated as of June 22, 2000, by and among Johns Manville Corporation, a Delaware corporation (the "Company"), Manville Personal Injury Settlement Trust (the "Trust") and those individuals listed on the attached Schedule A (each a "Management Person" and together, "Management," and collectively, with the Trust, each individually an "Investor" and together the "Investors").

            WHEREAS, the Company, HB Merger LLC, a Delaware limited liability company ("Merger Company") and HB Finance LLC, a Delaware limited liability company, have entered into an Agreement and Plan of Merger, dated as of June 22, 2000 (the "Merger Agreement"), which provides for, among other things, the merger of Merger Company with and into the Company (the "Merger") in accordance with the terms of the Merger Agreement, the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Limited Liability Company Act; and

            WHEREAS, in furtherance of the transactions contemplated by the Merger Agreement, the parties desire to enter into this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

            Section 1.  The Exchange; Closing.

            (a) At the Class TM Closing (as defined herein), subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof, each Investor will exchange the number of shares of common stock, par value $0.01 per share, of the Company (referred to herein as "Common Shares" or "Company Common Stock") set forth next to its name on the attached Schedule A for an equal number of shares of Class TM Preferred Stock, par value $0.01 per share, of the Company (referred to herein as "Class TM Preferred Stock"). At the effective time of the Merger (the "Effective Time") each share of Class TM Preferred Stock, shall be converted in the Merger into 0.6 of a fully paid and nonassessable share of Surviving


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Corporation Common Stock and 0.4 of a fully paid and nonassessable share of
Surviving Corporation Junior Preferred Stock in accordance with Section 2.1(b) of the Merger Agreement.

            (b) At the Class TM Closing, each Investor will deliver to the Company (i) one or more stock certificates that, in the aggregate, represent all of the shares of Company Common Stock to be exchanged by such Investor as set forth in Column 2, in each case duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and (ii) such additional documents and certificates as the Company may reasonably request, in exchange for issuance and delivery by the Company of the Class TM Preferred Stock. At the reasonable request of the Company, each Management Person will surrender its stock certificates for the Common Shares to the Company prior to the Special Meeting to be held in escrow until the Class TM Closing.

            (c) At the Class TM Closing, the Company shall deliver to each Investor one or more certificates evidencing the shares of Class TM Preferred Stock which such Investor is entitled to receive, each of which shall be registered in the name of such Investor or its designee.

            (d) The closing of the exchange of Common Shares for shares of Class TM Preferred Stock under this Agreement (the "Class TM Closing") shall take place, (i) immediately prior to the closing under the Merger Agreement (the "Merger Agreement Closing"), but shall not occur until after the adoption of the Merger Agreement and the amendment to the restated certificate of incorporation of the Company authorizing the creation of Class TM Preferred Stock (which amendment is attached hereto as Annex A) (the "Charter Amendment") by an affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Special Meeting and the filing of the Charter Amendment with the Secretary of State of Delaware in accordance with the provisions of the DGCL or (ii) at such other time and place prior to the Merger Agreement Closing, but after the adoption of the Merger Agreement and the Charter Amendment by an affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, that the Company and the Investors may agree (such date is referred to herein as the "Class TM Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036.

            Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that:


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            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) The authorized capital stock of the Company as of the Class TM Closing will consist of (i) 300,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of Class TM Preferred Stock, none of which shall be issued and outstanding prior to the Class TM Closing. When the certificates evidencing the shares of Class TM Preferred Stock have been delivered in exchange for shares of Common Stock as provided in this Agreement, the shares of Class TM Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any mortgage, lien, pledge, charge, encumbrance or other security interest (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or ownership interests) (referred to herein as "Encumbrances"), other than Encumbrances resulting from actions taken by the Investors and except as set forth in the Charter Amendment.

            (c) The Company has the corporate power and authority to execute, deliver and, subject to adoption of the Charter Amendment and the filing of the Charter Amendment with the Secretary of State of Delaware in accordance with the provisions of the DGCL, perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company other than the receipt of necessary approvals by the Company's stockholders. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, assuming the due execution and delivery by the other parties thereto, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally.

            (d) Except for (i) the filing of the Charter Amendment with the Secretary of State of Delaware and (ii) any filing of notification required under the HSR Act, if any, no filing or registration with, or authorization, consent or approval of any legislative, judicial, executive or regulatory body, authority or agency (a "Governmental Authority") is required in connection with the execution, delivery and performance of this Agreement by the Company.


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            (e) Neither the execution and delivery by the Company of this
Agreement, nor the performance by the Company of its obligation hereunder will
(i) contravene or violate any law, rule or regulation to which the Company is subject or any judgment, order, writ, injunction or decree of any Governmental Authority which is applicable to Company or (ii) violate, or result in a breach or default (with or without the giving of notice or lapse of time, or both) under any contract, to which the Company is a party, except for such violations, breaches or defaults which would not prevent or materially impair or delay the Class TM Closing.

            (f) The Company has not incurred, and will not incur, directly or indirectly as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

            (g) The Company shall not be deemed to have made to the Investors any representation or warranty under this Agreement other than as expressly made by the Company in this Section 2 hereof.

            Section 3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants, with respect to itself, to the Company as follows:

            (a) It has the power and authority to enter into, deliver and, except with respect to the Trust in respect of the matter described in Section 6(c), perform its obligations under this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Investor and is a valid and binding obligation of such Investor, assuming the due execution and delivery by the other parties thereto, enforceable against such Investor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally.

            (b) Except for filings under the HSR Act, if any, and except with respect to the Trust in respect of the matter described in Section 6(c), no filing or registration with, or authorization, consent or approval of any Governmental Authority or other Person is required in connection with the execution, delivery and performance of this Agreement by such Investor.


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            (c) It acknowledges its understanding that the exchange of the shares of Company Common Stock for the Class TM Preferred Stock pursuant hereto is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that:

                  (i) It has such knowledge, experience and skill in evaluating and investing in issues of equity securities, including securities of new and speculative issuers, based on actual participation in financial, investment and business matters, such that it is capable of evaluating the merits and risks of an investment in the Company for itself;

                  (ii) It is familiar with the business and operations of the Company, has had the opportunity to conduct a due diligence review of the Company concerning the terms and conditions of the offering of the shares of Class TM Preferred Stock to be received by such Investor and other matters pertaining to an in vestment in the shares of Class TM Preferred Stock; and

                  (iii) It has been advised that the shares of Class TM Preferred Stock have not been registered under the Securities Act, or any state securities or blue sky laws, and that the terms thereof prohibit resale without the consent of the Company. Except as contemplated by the Merger Agreement, it is exchanging its Company Common Stock to be exchanged hereunder for shares of Class TM Preferred Stock for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof, and has no present intention of distributing or reselling any thereof.

            (d) Neither the execution and delivery by such Investor of this Agreement, nor performance by such Investor or its obligations hereunder will
(i) contravene or violate any law, rule or regulation to which such Investor is subject or any judgment, order, writ, injunction or decree of any Governmental Authority which is applicable to such Investor or (ii) violate or result in a breach or default (with or without the giving of notice or lapse of time, or both) under any contract to which such Investor is a party, except for such violations, breaches, or defaults which would not prevent or materially impair or delay the Class TM Closing.

            (e) Immediately prior to the Class TM Closing, such Investor owns, beneficially and of record, the shares of Company Common Stock set forth next to such Investor's name on Schedule A hereto, free and clear of all Encumbrances.


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            (f) Such Investor has not incurred, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

            (g) Each Investor shall not be deemed to have made to the Company any representation or warranty other than as expressly made by such Investor in this Section 3 hereof.

            Section 4. Efforts. Upon the terms and subject to the conditions herein provided, all of the parties hereto agree to use their commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to satisfy the conditions precedent to the obligations of the parties hereto.

            Section 5. Conditions to the Class TM Closing. The respective obligations of each party to effect this Agreement shall be subject to the satisfaction on or prior to the Class TM Closing of each of the following conditions:

            (a) No Injunction. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Authority of competent jurisdiction which prohibits the consummation of the transactions contemplated hereby.

            (b) Stockholder Approval. The Charter Amendment shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

            (c) Court Approval. The Court Approval (as defined in the Tax Matters and Amended Trust Relationship Agreement, between the Trust and the Company, dated the date hereof) shall have been obtained and not vacated, reversed, modified or amended, in whole or in part, so as to materially limit the Court Approval.

            (d) Agreements and Representations and Warranties. Each Investor shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Class TM Closing Date and the


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representations and warranties contained in this Agreement with respect to each
Investor shall be true and correct in all material respects at and as of the Class TM Closing Date as if made at and as of such time. The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Class TM Closing Date and the representations and warranties contained in this Agreement with respect to the Company shall be true and correct in all material respects at and as of the Class TM Closing Date as if made at and as of such time.

            Section 6.  Miscellaneous.

            (a) Amendment; Waiver. This Agreement may not be amended, supplemented or modified, except by an instrument in writing signed on behalf of each of the parties hereto and the Merger Company. At any time prior to the Class TM Closing, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto or (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid as to such party only if set forth in an instrument in writing signed on behalf of such party.

            (b) Additional Investors. At any time prior to the Class TM Closing, with the written consent of the Company and Merger Company, one or more additional investors (each an "Additional Investor") may be added as a party or parties to this Agreement. The Company shall ensure that all Additional Investors becoming a party to this Agreement agree in writing by executing a counterpart to be bound by the provisions of this Agreement as a party hereto and in the capacity of an Investor.

            (c) Waiver of Right of First Refusal. The Company hereby waives, with respect solely to the exchange of Common Shares for shares of Class TM Preferred Stock by the Trust contemplated herein, any and all rights to purchase such Common Shares, as provided in Section 3.03 of the Amended and Restated Supplemental Agreement, dated as of April 5, 1996, between the Company and the Trust.

            (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five Business Days after the day when mailed in the United States by certified or registered mail, postage


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prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

            (i)   if to the Company, to:

                              Johns Manville Corporation
                              717 17th Street 80202
                              Denver, Colorado  80217-5108
                              Telephone:  (303) 978-2000
                              Facsimile:  (303) 978-4842
                              Attention:  Corporate Secretary

                              with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom LLP
                              Four Times Square
                              New York, New York  10036
                              Telephone:  (212) 735-3000
                              Facsimile:  (212) 735-2000
                              Attention:  Franklin M. Gittes, Esq.

                              and

                              Weil, Gotshal & Manges LLP
                              100 Cresent Court
                              Dallas, Texas  75201
                              Telephone:  (214) 746-7700
                              Facsimile:  (214) 746-7777
                              Attention:  Glenn D. West, Esq.

            (ii) if to the Trust, to:

                              Manville Personal Injury Settlement Trust
                              143 Bedford Road
                              Katonah, New York  10536
                              Telephone:  (914) 234-7400
                              Facsimile:  (914) 234-0912
                              Attention:  Managing Trustee


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                              with a copy to:

                              Sullivan & Cromwell
                              125 Broad Street
                              New York, New York 10004
                              Telephone: (212) 558-4000
                              Facsimile: (212) 558-3588
                              Attention: Benjamin F. Stapleton, Esq.

            (iii) if to the Investors, at the address listed on the signature page.

            (e) Interpretation. Terms used herein which are not defined shall have the meanings ascribed to them in the Merger Agreement. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "beneficial ownership" and words of similar impact when used in this Agreement shall have the meaning ascribed to it under Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

            (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement. Facsimile signatures shall be deemed originals.

            (g) Entire Agreement; Headings. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings (written or oral) between the parties with respect to the subject matter hereof. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (h) Parties in Interest. Except as set forth in Sections 6(a), 6(b) and 6(m), nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of the Company in any party hereto, nor any affiliate of any party hereto, nor any director, officer, employees, representative, agent or other controlling persons of each of the


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parties hereto and their respective affiliates not a party hereto shall have any liability or obligation arising under this Agreement or the transactions contemplated hereby.

            (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            (j) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

            (k) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

            (l) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises, out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such forum is not an inconvenient forum.

            (m) Termination. This Agreement shall terminate upon termination of the Merger Agreement or upon the collective agreement of each of the parties hereto and Merger Company. Upon termination of this Agreement or the Merger Agreement, all shares of Class TM Preferred Stock held by each Investor shall


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automatically convert into to an equal number of shares of Company Common Stock.
In the event of a termination there shall be no liability on the party of any party hereto, except with respect to prior breaches of the terms hereof.

                            [Execution Page Follows]


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            IN WITNESS WHEREOF, the Investors and the Company have caused this
Agreement to be signed by their respective officers hereunto duly authorized as of the date first written above.

                                        JOHNS MANVILLE CORPORATION


                                        By: /s/ Dion Persson
                                           --------------------------------
                                            Name: Dion Persson
                                            Title: Vice President, Assistant
                                                   General Counsel and
                                                   Secretary

                                        Investors:

                                        MANVILLE PERSONAL INJURY
                                        SETTLEMENT TRUST


                                        By: /s/ Mark E. Lederer
                                           --------------------------------
                                            Name: Mark E. Lederer
                                            Title: Chief Financial Officer

                              ___________________________________
                              [Management Investor]



                              ___________________________________
                              [Management Investor]



                              ___________________________________
                              [Management Investor]

SCHEDULE A



     Stockholder           Number of Shares of Company Common Stock
     -----------           ----------------------------------------
The Trust                                  3,200,000
Management Investor
Management Investor
Management Investor